Exhibit 3.3

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

MIDCON MIDSTREAM, LP

The undersigned, desiring to amend the Certificate of Limited Partnership of MidCon Midstream, LP, a Delaware limited partnership (the “Partnership”), pursuant to Section 17-202 of the Delaware Revised Uniform Limited Partnership Act does hereby certify that:

1.	The name of the partnership is MidCon Midstream, LP.

2.	The Certificate of Limited Partnership, dated April 14, 2014, as amended, is hereby amended so that Article 1 is amended and restated in its entirety to read as follows:

“1. Name. The name of the limited partnership is CEBA Midstream, LP”

{Signature Page Follows}

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment as of the 16th day of March 2015.

MIDCON MIDSTREAM LP:

By:	SandRidge Midcon Midstream GP, LLC its general partner

By:	SandRidge Exploration and Production, LLC, its Sole Member

By:	/s/ Philip T. Warman
Philip T. Warman Senior Vice President, General Counsel and Corporate Secretary